UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2005, Tripath Technology Inc. (“Tripath” or the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the securities class action litigation entitled In re Tripath Technology Inc. Securities Litigation, pending in the United States District Court for the Northern District of California (the “Court”) against Tripath and certain of its current and former officers and directors (the “Class Action”). The settlement class consists of all persons who purchased the securities of Tripath between January 29, 2004 and June 13, 2005, inclusive, except for the Defendants (as defined below), the officers and directors of Tripath, members of their immediate families, any entity in which the Defendants have or had a controlling interest and any putative member of the class who excludes himself by filing a request for exclusion (the “Class Members”). The parties to the Stipulation are Robert Poteet (“Poteet”), the sole lead plaintiff in the Class Action, on behalf of himself and the Class Members, by and through Poteet’s counsel (the “Plaintiffs”); and Tripath, Adya S. Tripathi, the Company’s President, Chief Executive Officer and a director, David P. Eichler, the Company’s former Vice President Finance and Chief Financial Officer, and Graham K. Wright, the Company’s former Vice President of Sales and Marketing (collectively, the “Defendants”).

Under the terms of the Stipulation, the parties agreed that the Class Action will be dismissed in exchange for a $200,000 payment in cash by Tripath and the issuance of 2,450,000 shares of Tripath common stock, which shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). All parties have agreed to seek the required court approvals of the Stipulation, and in agreeing to the Stipulation, Tripath and the other Defendants have made no admission of any liability or wrongdoing.

The Stipulation remains subject to the satisfaction of various conditions, including, without limitation: (i) final approval of the Stipulation by the Court, including a finding that the 2,450,000 shares of Tripath common stock to be issued pursuant to the Stipulation are exempt from registration pursuant to Section 3(a)(10) of the Securities Act and (ii) notification to the Class Members. Terms for distribution of the settlement funds to Class Members after final Court approval of the Stipulation, and other terms of settlement, will be disclosed in a notice to be sent to Class Members after preliminary Court approval of the Stipulation.

On July 12, 2005, the Company issued a press release to announce the agreement to the Stipulation. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As stated above, the Company has entered into an agreement to issue 2,450,000 shares of Tripath common stock following final Court approval of the Stipulation as partial consideration for the settlement of the Class Action. The issuance of the shares of Tripath common stock will be exempt from registration pursuant to Section 3(a)(10) of the Securities Act, pursuant to which the issuance of securities is exempt from registration provided that the terms and conditions of such issuance are approved by a court following a hearing upon the fairness of such terms and conditions at which all persons to receive such securities have the right to appear.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 12, 2005, entitled “Tripath Announces Agreement to Settle Federal Securities Class Action Litigation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon
Vice President of Finance and Chief Financial Officer

Date: July 15, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 12, 2005, entitled “Tripath Announces Agreement to Settle Federal Securities Class Action Litigation”